UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            --------------------------

                                    FORM 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            -------------------------

       Date of Report (Date of earliest event reported): December 15, 2004

                                  MERISEL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware             01-17156              95-4172359
        (State or other       (Commission        (I. R. S. Employer
        jurisdiction  of      File Number)       identification No.)
         incorporation)

                    1500 Hughes Way                  90810
                Long Beach, California             (Zip Code)
                 (Address of principal
                  executive offices)
                            --------------------------

       Registrant's telephone number, including area code: (310) 615-3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below) :

___Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
___Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
___Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy A Continued Listing Rule Or Standard; Transfer of Listing.

     On December 20, 2004, Merisel, Inc. (the "Company") received a notice from the staff of the Nasdaq Stock Market (the "Staff") that the Nasdaq Listing Qualifications Panel (the "Panel") has denied the Company's appeal of the Staff's October 1, 2004 decision to delist the common stock of the Company. Accordingly, the Company's common stock will be delisted effective with the open of business on December 22, 2004.

     The Panel gave the following reasons for denying the Company's appeal. First, as announced by the Company on December 3, 2004, the Panel was concerned about the Company's failure to file a timely Form 10-Q for the quarterly period ended September 30, 2004 as required by Nasdaq Marketplace Rule 4310(c)(14). Marketplace Rule 4310(c)(14) requires the Company to file copies of any report required by the Securities and Exchange Commission (SEC) on or prior to the date set by the SEC. The Panel acknowledged the Company's position that the delay in filing was caused by the Company's internal investigation of its former President and CEO, but nonetheless concluded that an exception could not be made to the Nasdaq rules because the Company had not presented a plan of compliance or provided a date by which it anticipated filing the delinquent report.

     Second, as previously announced by the Company on October 4, 2004, the Staff's original decision to delist the Company was based on the Staff's conclusion that the Company is not currently engaged in active business operations. The Panel acknowledged the Company's continuing efforts to acquire the assets of an operating business, but did not consider the plan to be sufficiently definite to merit an exception to the Staff's decision to delist a company that currently is a public shell.

     The Company has not yet determined whether to take action in response to this notice.


Item 4.01  Changes in Registrant's Certifying Accountant

     On December 15, 2004, Deloitte & Touche LLP ("Deloitte") orally informed the chair of the Company's Audit Committee that it was resigning effective immediately. On December 16, 2004, Deloitte sent the Company a letter dated the 15th confirming Deloitte's resignation effective on December 15, 2004. Deloitte's decision to resign was neither recommended nor approved by the Company's Audit Committee or its Board of Directors.

     Deloitte's report on the Company's consolidated financial statements for each of the past two years did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and Deloitte for the past two years or the subsequent interim period preceding the date of Deloitte's resignation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Deloitte has informed the Company of the following reasons for its resignation. First, since the Company's sale of various assets and liabilities to D&H Services LLC in August 2004, the Company has had no on-going operations or revenues, other than interest income - although it continues to pursue opportunities to acquire a new operating business. Second, Deloitte has expressed concern regarding the Company's investigation of the alleged fraud by the Company's former President and CEO, Timothy Jenson, in connection with the D&H Services transaction. In particular, Deloitte had asked that the Company investigate whether Mr. Jenson had access to the Company's financial reporting system and asked that the Company investigate other transactions in which Mr. Jenson may have been involved. The Company continues to investigate these issues and has informed Deloitte of this fact, but due to a preplanned move of the Company's offices, the Company's computer system was unavailable for such investigation until December 17, 2004. The move was completed on December 17, 2004, and the Company's computer systems were once again operational as of December 21, 2004. The Company intends to complete the investigation requested by Deloitte. Finally, Deloitte advised the Company on December 15, 2004 that it was unwilling to rely upon the representations of the Company's current CEO. This decision was based on a judgment issued on January 27, 2003 in SEC v. Dunlap, et al, U.S.D.C. S.D. Fla., Case No. 01-8437-Civ., which set forth the terms of a civil settlement between the Company's current CEO and the SEC relating to the current CEO's employment in the mid-1990s at Sunbeam Corporation ("the Settlement Order"). Prior to hiring the current CEO, however, the Board of Directors of the Company carefully reviewed the Settlement Order and related materials and determined that the current CEO did not admit liability in the Settlement Order and that the terms of the Settlement Order did not present a legal obstacle to hiring the current CEO. The Board of Directors further determined that the Company's current CEO was otherwise fit for office. The latter two reasons given for Deloitte's resignation constitute the only reportable events under (a)(1)(v) of Item 304 of Regulation S-K for the past two years or the subsequent interim period preceding the date of Deloitte's resignation.

     The Company's Audit Committee and Board of Directors have discussed these matters with Deloitte. The Company has not yet retained a successor accountant but will actively search for a new auditor. The Company has authorized Deloitte to respond fully to any inquiries of the successor accountant, once retained, regarding these matters.

     The Company has provided Deloitte with a copy of the foregoing disclosures, and requested a response to the disclosures. The Company promptly will file another 8-K when it receives a response from Deloitte.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  MERISEL, INC.

Date:  December 21, 2004          By:    /s/ Allyson Vanderford
                                         -------------------------------
                                  Name:  Allyson Vanderford
                                  Title: Vice President, Finance and Treasurer